Exhibit 10.4
EXECUTION COPY
AMENDMENT NO. 2 AND CONSENT
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NO. 2 AND CONSENT to SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”), dated as of October 1, 2008, is entered into by and among Woodward Governor Company (the “Company”), the financial institutions party to the below-defined Credit Agreement (the “Lenders”), and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Agent”). Each capitalized term used herein and not otherwise defined herein shall have the meaning given to it in the below-defined Credit Agreement.
WITNESSETH
WHEREAS, the Company, the Lenders, and the Agent are parties to a Second Amended and Restated Credit Agreement dated as of October 25, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Company wishes to amend the Credit Agreement in certain respects and the Lenders and the Agent are willing to amend the Credit Agreement on the terms and conditions set forth herein;
WHEREAS, the Company has requested certain consents of the Lenders, and the Lenders and the Agent are willing to provide such consents on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Amendments to Credit Agreement. Effective as of the date first above written, and subject to the satisfaction of the conditions to effectiveness set forth in Section 3 below, the Credit Agreement is hereby modified as follows:
(a) Section 1.1 of the Credit Agreement is hereby amended to add the following definitions of “2008 Note Agreement”, “2008 Senior Noteholder”, “2008 Senior Notes”, “Drawn Foreign Amount”, “Foreign Guarantor”, “Foreign Subsidiary Investment Limitation”, “Material Acquisition”, “Material Asset Sale”, “MPC”, “MPC Acquisition”, “MPC Stock Purchase Agreement”, “Techni-Core” and “Term Loan Credit Facility” in their appropriate alphabetical order therein:
“2008 Note Agreement” means that certain Note Purchase Agreement, dated as of October 1, 2008, by and among the Company, as the issuer of the 2008 Senior Notes, and the 2008 Senior Noteholders, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“2008 Senior Noteholder” means a Person holding a 2008 Senior Note.
“2008 Senior Notes” means, collectively, the Series B Senior Notes due 2013 in an aggregate initial principal amount of $100,000,000, (ii) the Series C Senior Notes due 2015 in an aggregate initial principal amount of $50,000,000 and (iii) the Series D Senior Notes due 2017 in an aggregate initial principal amount of $100,000,000, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time, issued by the Company pursuant to the 2008 Note Agreement.
“Drawn Foreign Amount” means on any date the aggregate principal amount of Obligations outstanding under the Agreement that are owed or guaranteed by the Foreign Subsidiaries and the aggregate stated face amount of Letters of Credit issued under the Agreement for the account of Foreign Subsidiaries.
“Foreign Guarantor” is defined in Section 7.3(D)(v).
“Foreign Subsidiary Investment Limitation” means (i) at any time the Leverage Ratio is equal to or greater than 2.50 to 1.00 but less than 3.00 to 1.00, aggregate Investments by the Company and its Subsidiaries in Foreign Subsidiaries, measured by the cash value at the time of Investment, shall not exceed $200,000,000 plus the Drawn Foreign Amount, and (ii) at any time the Leverage Ratio is equal to or greater than 3.00 to 1.00, aggregate Investments by the Company and its Subsidiaries in Foreign Subsidiaries, measured by the cash value at the time of Investment, shall not exceed $100,000,000 plus the Drawn Foreign Amount; provided, however, for any period during which at least 65% of the aggregate voting Equity Interests of a Foreign Subsidiary have been pledged (on a first priority basis and pursuant to agreements, documents and instruments reasonably acceptable to the Required Lenders and the other requisite creditors needed to approve amendments or modifications to the Intercreditor Agreement) to secure the Obligations and the obligations owing under and in connection with the financings subject to the Intercreditor Agreement, Investments in such Foreign Subsidiary shall not be included in any determination of compliance with the then applicable Foreign Subsidiary Investment Limitation; provided, further that any amounts of cash or property distributed as a dividend or otherwise from any Foreign Subsidiary to the Company or any Significant Domestic Incorporated Subsidiary shall be deemed to reduce the aggregate Investments in Foreign Subsidiaries by such amount. In addition to the foregoing, if, within sixty (60) days after any Investment is made in a Foreign Subsidiary and (i) a pledge as described in the first proviso of this definition is entered into with respect to the Equity Interests of the Foreign Subsidiary into which such Investment is made, (ii) the Foreign Subsidiary into which such Investment is made becomes a Foreign Guarantor, or (iii) the Company or any of its Subsidiaries issues additional Equity Interests, the proceeds of which are used to pay down outstanding Indebtedness in an amount sufficient to reduce the Leverage Ratio to a level that permits such Investment, then such Investment shall not be subject to this Foreign Subsidiary Investment Limitation.

“Material Acquisition” means one or more related acquisitions for net consideration in excess of $20,000,000.
“Material Asset Sale” means any Asset Sale or series of Asset Sales the fair market value of which is equal to or greater than $20,000,000 individually or in the aggregate.
“MPC” means MPC Products Corporation, an Illinois corporation.
“MPC Acquisition” means the acquisition of the Capital Stock of each of MPC and Techni-Core by the Company pursuant to the terms the MPC Stock Purchase Agreement.
“MPC Stock Purchase Agreement” means that certain Stock Purchase Agreement made as of August 19, 2008, by and among the Company, MPC, Techni-Core, the Successor Trustees of the Joseph M. Roberti Revocable Trust dated December 29, 1992, Maribeth Gentry, as Successor Trustee of the Vincent V. Roberti Revocable Trust dated April 4, 1991 and the other holders of Capital Stock of MPC and Techni-Core listed on Schedule I thereto.
“Techni-Core” means Techni-Core, Inc., a Delaware corporation.
“Term Loan Credit Facility” means the $150,000,000 Term Loan Credit Facility evidenced by the Term Loan Credit Agreement, dated as of October 1, 2008, by and among the Company, the lenders party thereto and JPMorgan Chase, as administrative agent thereunder, as the same may be amended, restated, supplemented or otherwise modified from time to time.
(b) Section 1.1 of the Credit Agreement is hereby amended to amend and restate the last sentence of the definition of “EBITDA” set forth therein in its entirety as follows:
“EBITDA shall be calculated on a pro forma basis giving effect to Material Acquisitions and Material Asset Sales on a last twelve (12) months’ basis using, for any Permitted Acquisition, historical financial statements containing reasonable adjustments satisfactory to the Administrative Agent, broken down by fiscal quarter in the Company’s reasonable judgment.”

(c) Section 1.1 of the Credit Agreement is hereby amended to amend and restate the definitions of “Intercreditor Agreement” and “Loan Documents” set forth therein in their entirety as follows:
“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of October 1, 2008 (attached as Exhibit A to Amendment No. 2 to the Agreement, dated as of October 1, 2008), by and among the Administrative Agent, the administrative agent under the Term Loan Credit Facility, the Senior Noteholders, the 2008 Senior Noteholders and any other credit provider to the Company which may become party thereto from time to time, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“Loan Documents” means this Agreement, any promissory notes executed pursuant to Section 2.12(D), the Domestic Subsidiary Guaranty, the Foreign Subsidiary Guaranty, the Intercreditor Agreement, and all other documents, instruments, notes and agreements executed in connection therewith or contemplated thereby, in each case, as the same may be amended, restated or otherwise modified and in effect from time to time.
(d) Section 1.1 of the Credit Agreement is hereby amended to amend and restate clause (i) of the definition of “Permitted Refinancing Indebtedness” in its entirety as follows:
“(i) does not exceed the aggregate maximum principal amount of and maxumum unused commitments under (in each case, giving effect to any permitted increases expressly provided for therein), and accrued interest and any applicable premium and associated fees and expenses of, the Indebtedness being replaced, renewed, refinanced or extended,”.
(e) Section 2.10 of the Credit Agreement is hereby amended to delete the reference to “ABR Loans” therein and to substitute “Floating Rate Loans” therefor.
(f) Section 2.14(E)(ii) of the Credit Agreement is hereby amended to restate the parenthetical at the end of such clause in its entirety as follows:
“(other than Excluded Taxes, collectively, the “Other Taxes”)”.
(g) Section 5.2 of the Credit Agreement is hereby amended to add the following sentence at the end of such section:
“For the avoidance of doubt, this Section 5.2 does not apply to the conversion or continuation of any existing Revolving Loan.”
(h) Section 7.3(A)(xii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(xii) Indebtedness evidenced by the Senior Notes or the 2008 Senior Notes (including any Indebtedness of the Subsidiary Guarantors arising under a guaranty of the Senior Notes or the 2008 Senior Notes), and Indebtedness evidenced by the Term Loan Credit Facility (including any increases pursuant to Section 2.20 thereof and including any Indebtedness of the Subsidiary Guarantors arising under a guaranty of the obligations thereunder);”.

(i) Section 7.3(B)(iv) of the Credit Agreement is hereby amended to delete the reference therein to “Section 7.3(A)(x)” and to substitute “Section 7.3(A)(xiv)” therefor.
(j) Section 7.3(C)(vii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(vii) Liens arising under or in connection with the Senior Notes, the 2008 Senior Notes, the Term Loan Credit Facility, the 2008 Note Agreement, the Note Agreement and any other senior (unsubordinated) credit, loan or borrowing facility or senior (unsubordinated) note purchase agreement similar in form and substance to any of the foregoing and in a principal amount equal to or greater than $25,000,000, so long as the creditors under such facility or note purchase agreement agree to be bound by the terms of the Intercreditor Agreement, the collateral securing the Liens of such creditors also secures the Obligations, and the Liens of such creditors are pari passu to the Liens securing the Obligations to the extent that the collateral securing such Liens also secures the Obligations;”.
(k) Section 7.3(C) of the Credit Agreement is hereby further amended to delete the proviso in the last paragraph thereof in its entirety and to add the following sentence to the end of such paragraph:
“Notwithstanding the foregoing, any such agreement, note, indenture or other instrument may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Lenders, as collateral for the Obligations, so long as such prohibition does not apply if the Senior Noteholders, the 2008 Senior Noteholders, the lenders under the Term Loan Credit Facility and the lenders or creditors under any other senior (unsubordinated) credit, loan or borrowing facility or senior (unsubordinated) note purchase agreement similar in form and substance to any of the foregoing and in a principal amount equal to or greater than $25,000,000, so long as the creditors under such facility or note purchase agreement agree to be bound by the terms of the Intercreditor Agreement, shall be provided with a Lien that is equal and ratable with the Lien provided to the Administrative Agent for the benefit of itself and the Lenders.”
(l) Section 7.3(D) of the Credit Agreement is hereby amended to (1) amend and restate clause (v) thereof in its entirety as follows, (2) add the following new clause (vi), (3) renumber the existing clause (vi) as clause (vii) and amend and restate it in its entirety as follows, and (4) renumber the existing clauses (vii) through (x) accordingly:
“(v) Investments in (i) Domestic Incorporated Subsidiaries or (ii) Foreign Subsidiaries which provide a guarantee (including gross-up amounts for any withholding taxes or capital charges) of the Obligations (as distinguished from solely guaranteeing Drawn Foreign Amounts) (each such Foreign Subsidiary, a “Foreign Guarantor”), so long as any guarantee payments made in connection with such guarantee can be shared and applied in accordance with the requirements of the Intercreditor Agreement; provided, however, that any Investment constituting a Permitted Acquisition shall be governed by clause (vii) below and not this clause (v);

(vi) Investments in Foreign Subsidiaries which are not Foreign Guarantors, subject to the Foreign Subsidiary Investment Limitation, if applicable; provided, that (x) intercompany loans permitted pursuant to Section 7.3(A)(v) and assets of Foreign Subsidiaries (other than assets directly or indirectly contributed to such Foreign Subsidiaries by the Company and/or the Significant Domestic Incorporated Subsidiaries after the Closing Date) which are used to make Investments in other Foreign Subsidiaries shall not be included in determining compliance with this clause (vi), (y) prior to consummating any Investment in a Foreign Subsidiary in an amount in excess of $50,000,000, the Company shall demonstrate to the Administrative Agent’s satisfaction the Company’s and its Subsidiaries’ pro forma compliance or planned pro forma compliance with this clause (vi), and (z) any Investment constituting a Permitted Acquisition shall be governed by clause (vii) below and not this clause (vi);
(vii) Investments constituting Permitted Acquisitions; provided, that the Leverage Ratio will not exceed 3.35 to 1.00 after giving effect to any such Permitted Acquisition in excess of $100,000,000 (as demonstrated by the Company on a pro forma basis to the Administrative Agent’s satisfaction); provided, further, that if a Foreign Subsidiary (the “Acquiring Foreign Subsidiary”) Acquires another Person that becomes a Foreign Subsidiary (the “Target Sub”) as a result of such Acquisition, and the Equity Interests of the Target Sub are transferred in their entirety by the Acquiring Foreign Subsidiary to the Company or a Significant Domestic Incorporated Subsidiary within 60 days after the date on which the Target Sub is initially Acquired, then the Target Sub shall be deemed to have been owned at all times by the Company or the applicable Significant Domestic Incorporated Subsidiary, and, so long as the other conditions for a Permitted Acquisition have been satisfied and the Leverage Ratio test set forth above is met, then the Investment in the Target Sub shall be permitted under this clause (vii)”.
(m) Section 7.3(E) of the Credit Agreement is hereby amended to amend and restate clause (vi) thereof in its entirety as follows:
“(vi) Contingent Obligations of the Subsidiary Guarantors under any guaranty of the Indebtedness arising under the Senior Notes, the 2008 Senior Notes, the Note Agreement, the 2008 Note Agreement, the Term Loan Credit Facility or any other senior (unsubordinated) credit, loan or borrowing facility or senior (unsubordinated) note purchase agreement similar in form and substance to any of the foregoing and in a principal amount equal to or greater than $25,000,000, so long as the creditors under such facility or note purchase agreement agree to be bound by the terms of the Intercreditor Agreement,”.

(n) Section 7.3(G) of the Credit Agreement is hereby amended to amend and restate the last sentence of the introductory paragraph thereof as follows: “Neither the Company nor any Significant Domestic Subsidiary shall make any Acquisitions, other than Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a “Permitted Acquisition”):”.
(o) Section 7.3(G) of the Credit Agreement is hereby further amended to add the following clause immediately following clause (v) of the definition of “Permitted Acquisition” set forth therein:
“it being acknowledged that the provisions of the foregoing clauses (i)-(v) have been satisfied as they relate to the MPC Acquisition, and the MPC Acquisition shall be a Permitted Acquisition.”
(p) Section 7.3(L) of the Credit Agreement is hereby amended to (i) amend and restate clause (iii) thereof in its entirety as follows, (ii) delete the word “and” immediately following clause (ix) thereof and substitute a comma (“,”) therefor, (iii) add the word “and” at the end of clause (x) thereof and (iv) add the following new clause (xi) :
“(iii) the Senior Notes, the 2008 Senior Notes, the Term Loan Credit Facility and any other senior (unsubordinated) credit, loan or borrowing facility or senior (unsubordinated) note purchase agreement similar in form and substance to any of the foregoing and in a principal amount equal to or greater than $25,000,000, so long as the creditors under such facility or note purchase agreement agree to be bound by the terms of the Intercreditor Agreement,”;
“(xi) restrictions and conditions in any existing or future license agreement with respect to intellectual property that restricts the ability of any party to such agreement to create, incur or permit a Lien on such intellectual property.”.
(q) Section 8.1 is hereby amended to amend and restate clauses (A) and (O) thereof in their entirety as follows:
“(A) Failure to Make Payments When Due. (i) The Company shall fail to pay when due any of the Obligations consisting of principal with respect to the Loans or Reimbursement Obligations or (ii) any member of the Obligor Group shall fail to pay within five (5) days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.”
“(O) Guarantor Revocation. Except as permitted upon the termination of such Foreign Subsidiary Guarantor’s parent as a Foreign Subsidiary Borrower, any guarantor of the Obligations shall terminate or revoke any of its obligations under the Domestic Subsidiary Guaranty or the Foreign Subsidiary Guaranty.”
2. Consent. Effective as of the date first above written, and subject to the satisfaction of the conditions to effectiveness set forth in Section 3 below, the Intercreditor Agreement attached hereto as Exhibit A is hereby approved under the Credit Agreement.

3. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of the date hereof, if, and only if, the Agent shall have received (i) executed copies of this Amendment from the Company and the Required Lenders and (ii) fully executed and effective copies of (a) an amendment to the Note Agreement, (b) an agreement evidencing the Term Loan Credit Facility, (c) the Intercreditor Agreement and (d) the 2008 Note Agreement, each in form and substance satisfactory to the Agent.
4. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:
(a) The Credit Agreement as previously executed and as amended and modified hereby constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles).
(b) Upon the effectiveness of this Amendment, (i) no Default or Unmatured Default has occurred and is continuing under the terms of the Credit Agreement, (ii) the Company hereby reaffirms its obligations and liabilities under the Credit Agreement (as amended hereby) and the other Loan Documents and (iii) all representations and warranties in the Credit Agreement are true and correct in all material respects as of the date hereof, other than those which expressly speak to an earlier date (in which case, the Company represents and warrants that such representations and warranties were true and correct in all material respects as of such earlier date).
5. Effect on the Credit Agreement.
(a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.
(b) Except as specifically amended and modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.
(c) The execution, delivery and effectiveness of this Amendment shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agent, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
6. Costs and Expenses. The Company agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys’ fees and expenses charged to the Agent) incurred by the Agent in connection with the preparation, arrangement and execution of this Amendment and of the Agent and the Lenders in connection with the enforcement of this Amendment.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (including 735 ILCS Section 105/5-1 et seq. but otherwise without regards to the conflicts of laws provisions) of the State of Illinois.
8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
9. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile copy of any signature hereto shall have the same effect as the original of such signature.
10. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.
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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

WOODWARD GOVERNOR COMPANY, as Borrower
By:	/s/ Robert F. Weber, Jr.
	Name:	Robert F. Weber, Jr.
	Title:	Chief Financial Officer and Treasurer
Signature Page to
Amendment No. 2 to WGOV Credit Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Krys Szremski Name: Krys Szremski
Title: Vice President
Signature Page to
Amendment No. 2 to WGOV Credit Agreement

WACHOVIA BANK, N.A., as a Lender

By:	/s/ W. Scott Powell Name: W. Scott Powell
Title: Vice President
Signature Page to
Amendment No. 2 to WGOV Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Corinne M. Potter Name: Corinne M. Potter
Title: Vice President
Signature Page to
Amendment No. 2 to WGOV Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K. Chu Name: Ming K. Chu
Title: Vice President

By:	/s/ Heidi Sandquist Name: Heidi Sandquist
Title: Vice President
Signature Page to
Amendment No. 2 to WGOV Credit Agreement

NATIONAL CITY BANK, as a Lender

By:	/s/ Derek R. Cook Name: Derek R. Cook
Title: Senior Vice President
Signature Page to
Amendment No. 2 to WGOV Credit Agreement

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Jeffrey Clark Name: Jeffrey Clark
Title: Senior Vice President
Signature Page to
Amendment No. 2 to WGOV Credit Agreement

FIRST NATIONAL BANK, as a Lender

By:	/s/ Paul Benigni Name: Paul Benigni
Title: Vice President
Signature Page to
Amendment No. 2 to WGOV Credit Agreement

EXHIBIT A
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